                       WESTWOOD HOMESTEAD FINANCIAL CORPORATION

                      __________________ Shares of Common Stock
                                ($_________ Par Value)

                         Subscription Price $10.00 Per Share

                                   AGENCY AGREEMENT


                                     March  , 1996


Charles Webb & Company
211 Bradenton Drive
Dublin, Ohio 43017-5034

Friedman, Billings, Ramsey & Co., Inc.
Potomac Tower
1001 Nineteenth Street North
Arlington, Virginia 22209

Ladies and Gentlemen:

    Westwood Homestead Financial Corporation, Cincinnati, Ohio, an Indiana corporation (the "Company"), and Westwood Homestead Savings Bank, Cincinnati, Ohio, an Ohio chartered mutual savings bank (the "Savings Bank"; references to the "Savings Bank" include the Savings Bank in the mutual or stock form, as indicated by the context), with its deposit accounts insured by the Savings Association Insurance Fund ("SAIF") administered by the Federal Deposit Insurance Corporation ("FDIC"), hereby confirm their agreements with Charles Webb & Company ("Webb") and Friedman, Billings, Ramsey & Co., Inc. ("FBR" and, together with Webb, the "Agents") as follows:

    Section 1. THE OFFERING. The Company is offering up to ____________ shares of common stock, par value $_________ per share (the "Shares" or "Common Stock") (subject to increase up to ___________ shares), in a concurrent subscription offering (the "Subscription Offering") and community offering (the "Community Offering") (together, the "Subscription and Community Offering") in connection with the conversion of the Savings Bank from an Ohio chartered mutual savings bank to an Ohio chartered stock savings bank and the issuance of all of the Savings Bank's outstanding common stock to the Company (the "Conversion") pursuant to the Savings Bank's plan of conversion (the "Plan"). Non-transferable rights to subscribe for the Common Stock ("Subscription Rights") will be granted, in the following priority in the Subscription Offering: (1) the Savings Bank's depositors with account balances of $50.00 or

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Charles Webb & Company
Friedman, Billings, Ramsey & Co., Inc.
Page 2


more as of September 30, 1994 ("Eligible Account Holders"); (2) the Company's Employee Stock Ownership Plan (the "ESOP"); (3) the Savings Bank's depositors with account balances of $50.00 or more as of __________________ and who are not Eligible Account Holders ("Supplemental Eligible Account Holders"); and (4) depositors and borrowers of the Savings Bank on __________________ and who are not Eligible Account Holders or Supplemental Eligible Account Holders. The Company will issue such number of shares of its Common Stock upon the Conversion as is subscribed for up to ______________ shares (subject to increase up to ___________________ Shares) at a purchase price of $10.00 per share (the "Purchase Price").

    The Company is concurrently offering all shares of Common Stock not subscribed for in the Subscription Offering, if any, in a direct Community Offering to members of the general public with a preference to natural persons residing in Hamilton County, Ohio and contiguous counties in the States of Ohio, Kentucky and Indiana.

    It is anticipated that Shares not subscribed for in the Subscription and Community Offering will be offered to members of the general public on a best efforts basis through a selected dealers arrangement ("Syndicated Community Offering") (the Subscription Offering, Community Offering and Syndicated Community Offering are collectively referred to as the "Offering").

    It is acknowledged that the purchase of Shares in the Offering is subject to the maximum and minimum purchase limitations as described in the Plan and that the Company and the Savings Bank may reject, in whole or in part, any orders received in the Community Offering or Syndicated Community Offering. Collectively, these transactions are referred to herein as the "Conversion."

    The Company has filed with the Securities and Exchange Commission ("Commission") a registration statement on Form S-1 (File No. ______________) ("Registration Statement") containing a prospectus relating to the Offering for the registration of the Shares under the Securities Act of 1933 ("1933 Act"), and has filed such amendments thereto, if any, and such amended prospectuses as may have been required to the date hereof. The prospectus, as amended, on file with the Commission at the time the Registration Statement initially becomes effective is hereinafter called the "Prospectus," except that if any prospectus is filed by the Company pursuant to Rule 424(b) or (c) of the rules and regulations of the Commission under the 1933 Act ("1933 Act Regulations") differing from the prospectus on file at the time the Registration Statement initially becomes effective, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the Commission.




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Charles Webb & Company
Friedman, Billings, Ramsey & Co., Inc.
Page 3


    The Savings Bank has filed with the FDIC and the Superintendent of the Ohio Division of Financial Institutions (the "Ohio Superintendent") an Application for Approval of Conversion, including the Prospectus, and has filed such amendments thereto, if any, as may have been required by the FDIC and the Ohio Superintendent (as so amended, the "Conversion Application") pursuant to ____________________________ with respect to the FDIC and Ohio Revised Code
Section 1161.111 and Ohio Administrative Code 1301:12-1-08 with respect to the Ohio Superintendent (the "Conversion Regulations"). The Ohio Superintendent has approved the Conversion Application and the FDIC has provided written notice of non-objection to the Conversion Application. In addition, the Company has filed with the Board of Governors of the Federal Reserve System ("FRB") an application on Form ____________ ("Holding Company Application"), and has filed such amendments thereto, if any, as may have been required by the FRB, to become registered as a bank holding company under the Bank Holding Company Act of 1956 [12 U.S.C. Section 1844(b)] and FRB Regulation Y [12 C.F.R. Part 225].

    Section 2. RETENTION OF THE AGENTS; COMPENSATION; SALE AND DELIVERY OF THE SHARES. Subject to the terms and conditions of this Agreement, the Company and the Savings Bank hereby appoint [(i) Webb as their financial advisor and marketing agent to utilize its best efforts to solicit subscriptions for the Shares and to advise and assist the Company and the Savings Bank with respect to the Company's sale of the Shares in the Offering and (ii) FBR to participate in the Offering in the areas of market making, research coverage and syndicate formation (if necessary).]

    On the basis of the representations, warranties, and agreements herein contained, but subject to the terms and conditions of this Agreement, the Agents accept such appointment and agree to consult with and advise the Company and the Savings Bank as to the matters set forth in the letter agreement dated December 10, 1995 ("Letter Agreement") among the Savings Bank, Webb and FBR. The Agents shall not be required to purchase any Shares and shall not be obligated to take any action which is inconsistent with all applicable laws, regulations, decisions or orders. In the event of a Syndicated Community Offering, the Agents shall assemble and manage a selling group of broker-dealers which are members of the National Association of Securities Dealers, Inc. ("NASD") to participate in the solicitation of purchase orders for shares under a selected dealers' agreement in the form attached hereto as Exhibit A.

    The obligations of the Agents pursuant to this Agreement shall terminate upon the completion or termination or abandonment of the Plan by the Savings Bank or upon termination of the Offering, but in no event later than 45 days after the completion of the Subscription and Community Offering ("End Date"). All fees or expenses due to the Agents but unpaid shall be payable to the Agents in next day funds at the earlier of the Closing Date (as hereinafter defined) or the End Date. In the event the Offering is extended beyond the End Date, the Company, the




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Charles Webb & Company
Friedman, Billings, Ramsey & Co., Inc.
Page 4


Savings Bank and the Agents may agree to renew this Agreement under mutually acceptable terms.

    In the event the Company is unable to sell a minimum of ________________ Shares during the Offering (including any permitted extensions thereof) herein provided, this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Shares, the full amount which it may have received from them plus accrued interest as set forth in the Prospectus; and none of the parties to this Agreement shall have any obligation to the other parties hereunder, except as set forth in this Section 2 and in Sections 9, 11 and 12 hereof.

    In the event the Offering is terminated for any reason not attributable to the action or inaction of the Agents, the Agents shall have earned and be entitled to be paid the fees and expenses accruing to the date of such termination pursuant to subparagraphs (a) and (d) below, including any accrued legal fees expended by Webb.

    If all conditions precedent to the consummation of the Conversion, including, without limitation, the receipt of subscriptions for the minimum number of Shares permitted to be sold in the Conversion on the basis of the most recent updated Conversion appraisal, are satisfied, the Company agrees to issue, or have issued, the Shares sold in the Offering and to release for delivery certificates for such Shares on the Closing Date (as hereinafter defined) against payment to the Company by any means authorized by the Plan; provided, however, that no funds shall be released to the Company until the conditions specified in Section 10 hereof shall have been complied with to the reasonable satisfaction of the Agents and their counsel. The release of Shares against payment therefor shall be made at a time, date and place acceptable to the Company, the Savings Bank and the Agents. Certificates for Shares shall be delivered directly to the purchasers in accordance with their directions. The date upon which the Company shall release or deliver the Shares sold in the Offering, in accordance with the terms herein, is called the "Closing Date."

    The Agents shall receive the following compensation for their services hereunder:

    (a) [A management fee to Webb of $25,000, payable as follows: $6,250 upon the signing of the Letter Agreement; $6,250 on January 10, 1996; $6,250 on February 10, 1996; and $6,250 on March 10, 1996. Should the Conversion be terminated for any reason not attributable to any action or inaction of the Agents, the Agents shall have earned and be entitled to be paid fees accruing through the monthly stage at which point the termination occurred.]




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Charles Webb & Company
Friedman, Billings, Ramsey & Co., Inc.
Page 5


    (b)  A fee of $225,000, payable to                      upon the closing of
         the Conversion.

    (c) Selected broker/dealers who assist in the Syndicated Community Offering will be paid a fee equal to 4.0% of the aggregate Purchase Price of the Shares sold by them or such lesser amounts as are competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment. [Webb's] total fee for such Shares shall equal 1.5% of the aggregate Purchase Price of the Shares sold by selected broker/dealers. In the event any fees are paid pursuant to this subsection (c), such fees shall be in lieu of, and not in addition to, the fee paid pursuant to subsection (b) above and shall reduce the fee payable pursuant to subsection (b) above dollar for dollar. Fees with respect to purchases effected with the assistance of a broker/dealer other than [Webb] shall be transmitted by [Webb] to such broker/dealer. The decision to utilize selected broker/dealers will be made by the Company and the Savings Bank.

    (d) In addition to the above fees and expenses, the Company and the Savings Bank hereby agree to reimburse [Webb], from time to time upon [Webb's] request, for [its] reasonable out-of-pocket expenses, which [Webb] shall document, including without limitation, communication, lodging and travel expenses, up to an aggregate amount of $5,000. Further, the Company and the Savings Bank shall reimburse Webb for the reasonable legal fees and expenses of its legal counsel not to exceed $25,000. The Company and the Savings Bank shall also bear the expenses of the Offering customarily borne by issuers including, without limitation, Ohio Superintendent, FDIC, FRB, SEC, "Blue Sky," NASD and Nasdaq filing and registration fees; the fees of the Company's and the Savings Bank's accountants, conversion agent, attorneys, appraiser, transfer agent and registrar, and data processing, printing, mailing and marketing expenses associated with the Conversion.

    Full payment of Webb's actual expenses, advisory fees and compensation shall be made in same-day funds on the earlier of the Closing Date or a determination by the Savings Bank to terminate or abandon the Plan.


    [Webb agrees] to act as financial advisor to the Company and the Savings Bank for a period of one year following the consummation of the Conversion and in such capacity, shall furnish advice on financial matters, including formation of a dividend policy and share repurchase program, assistance with shareholder reporting and shareholder relations matters,




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Charles Webb & Company
Friedman, Billings, Ramsey & Co., Inc.
Page 6


general advice on mergers and acquisitions and other related financial matters, without the payment by the Company or the Savings Bank of any fees in addition to the fees set forth above in this Section 2. Thereafter, if the parties wish to continue the relationship, a fee will be negotiated and an agreement with respect to specific financial advisory services will be entered into at that time. Should discussions commence for a specific acquisition transaction by, or a sale of, the Company or the Savings Bank during the period in which Webb is acting as a financial advisor to the Company and the Savings Bank, the general financial advisory relationship as set forth in this Section 2 will terminate with respect to the specific transaction. If the Company or the Savings Bank and Webb wish to have Webb initiate, negotiate and/or process a specific transaction, a fee will be negotiated and an agreement will be entered into at that time.

    Section 3. PROSPECTUS; OFFERING. The Shares are to be initially offered in the Offering at the Subscription Price as defined and set forth on the cover page of the Prospectus.

    Section 4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SAVINGS BANK. The Company and the Savings Bank jointly and severally represent and warrant to the Agents as follows:

    (a) The Registration Statement was declared effective by the Commission on _________________, 1996; and no stop order has been issued with respect thereto and no proceedings therefore have been initiated or to the best knowledge of the Company or the Savings Bank threatened by the Commission. At the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), became effective, the Registration Statement complied as to form in all material respects with the requirements of the 1933 Act and the regulations promulgated thereunder and the Registration Statement including the Prospectus contained therein (including any amendment or supplement thereto), any Blue Sky Application or any Sales Information (as such terms are defined in Section 11 hereof) authorized by the Company or the Savings Bank for use in connection with the Subscription and Community Offering did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the time any Rule 424(b) or (c) Prospectus was filed with or mailed to the Commission for filing and at the Closing Date referred to in Section 5, the Registration Statement including the Prospectus contained therein (including any amendment or supplement thereto) and any Blue Sky Application or any Sales Information authorized by the Company or the Savings Bank for use in connection with the Subscription and Community Offering will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

Charles Webb & Company
Friedman, Billings, Ramsey & Co., Inc.
Page 7


provided, however, that the representations and warranties in this subsection
(a) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company or the Savings Bank by the Agents expressly regarding the Agents for use under the caption "_______________________" or written statements or omissions from any Sales Information or information filed pursuant to state securities or blue sky laws or regulations regarding the Agents.

    (b) The Conversion Application was approved by the Ohio Superintendent on _________________, 1996 and the related Prospectus and the proxy statement of the Savings Bank relating to the special meeting of members at which the Plan will be considered for approval by the Savings Bank's eligible voting members have been authorized for use by the Ohio Superintendent. At the time of the approval of the Conversion Application, including the Prospectus, by the Ohio Superintendent and at all times subsequent thereto until the Closing Date, the Conversion Application, including the Prospectus, will comply in all material respects with the Conversion Regulations. The Conversion Application, including the Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection (b) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company or the Savings Bank by the Agents expressly regarding the Agents for use in the Prospectus under the caption "
   " or statements in or omissions from any Sales Information or information regarding the Agents filed pursuant to state securities or blue sky laws or regulations.

    (c) The Company filed the Holding Company Application with the FRB pursuant to the Bank Holding Company Act of 1956, as amended ("BHCA"), which was approved on __________________.

    (d) No order has been issued by the Ohio Superintendent, the Commission, the FDIC (and hereinafter reference to the FDIC shall include the SAIF), or any other governmental agency preventing or suspending the use of the Prospectus and no action by or before any governmental entity to revoke any approval, authorization or order of effectiveness related to the Conversion is, to the best knowledge of the Company and the Savings Bank, pending or threatened.

    (e) The Plan has been adopted by the Boards of Directors of the Company and the Savings Bank as required by the Conversion Regulations.




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Charles Webb & Company
Friedman, Billings, Ramsey & Co., Inc.
Page 8


    (f) To the best knowledge of the Company, no person has sought to obtain review of the final action of the Ohio Superintendent in approving the Plan or the Conversion or the FRB in approving the Holding Company Application pursuant to the Conversion Regulations, Blue Sky Laws, BHCA or any other statute or regulation.

    (g) The Savings Bank has been duly incorporated and is validly existing as an Ohio chartered savings bank in mutual form of organization in good standing under the laws of the State of Ohio and upon the Conversion will become a duly organized and validly existing Ohio chartered savings bank in capital stock form of organization, in both instances duly authorized to conduct its business and own its property as described in the Registration Statement and the Prospectus; the Savings Bank has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business except those that individually or in the aggregate would not materially adversely affect the financial condition, earnings, capital, assets or properties of the Company and the Savings Bank taken as a whole; all such licenses, permits and governmental authorizations are in full force and effect and the Savings Bank is complying therewith in all material respects; the Savings Bank is duly qualified as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to be so qualified in one or more of such jurisdictions would not have a material adverse effect on the condition, financial or otherwise, or the earnings, capital, assets, properties or business of the Savings Bank and the Company taken as a whole. The Savings Bank does not own any equity securities or any equity interest in any business enterprise except as described in the Prospectus.

    (h) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Indiana with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; and the Company is qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, earnings, capital, assets, properties or the business, of the Company and the Savings Bank taken as a whole. The Company has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business except those that individually or in the aggregate would not materially adversely affect the financial condition, earnings, capital, assets or properties of the Company and the Savings Bank taken as a whole; all such licenses, permits and governmental authorizations are in full force and effect, and the Company is complying therewith in all material respects.

    (i) At the Closing Date, the Plan will have been duly adopted by the Board of Directors of both the Company and the Savings Bank, the Company and the Savings Bank will




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Charles Webb & Company
Friedman, Billings, Ramsey & Co., Inc.
Page 9


have completed all conditions precedent to the Conversion specified in the Plan and the offer and sale of the Shares will have been conducted in all material respects in accordance with the Plan, the Conversion Regulations (except as modified or waived in writing by the Ohio Superintendent) and with all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Company or the Savings Bank by the Ohio Superintendent, the FDIC, the Commission or any other regulatory authority and in the manner described in the Prospectus. At the Closing Date, to the best knowledge of the Company and the Savings Bank, no person will have sought to obtain review of the final action of the Ohio Superintendent in approving the Plan or in approving the Conversion or the FRB in approving the Holding Company Application pursuant to any statute or regulation.

    (j) The Savings Bank is a member of the Federal Home Loan Bank of Cincinnati ("FHLB-Cincinnati"); the deposit accounts of the Savings Bank are insured by the FDIC under the SAIF up to applicable limits; and no proceedings for the termination or revocation of such membership or insurance are to the best knowledge of the Company or the Savings Bank, pending or threatened.

    (k) The Company and the Savings Bank have good and marketable title to all real property and other assets material to the business of the Company and the Savings Bank and to those properties and assets described in the Registration Statement and Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Registration Statement and Prospectus or are not material to the business of the Company and the Savings Bank; and all of the leases and subleases material to the business of the Company and the Savings Bank under which the Company or the Savings Bank hold properties, including those described in the Registration Statement and Prospectus, are in full force and effect.

    (l) The Company and the Savings Bank have received an opinion of their special counsel, Housley Kantarian & Bronstein P.C., Washington, D.C., with respect to the federal income tax consequences of the Conversion and an opinion from [KPMG Peat Marwick LLP] with respect to the [Indiana] income tax consequences of the Conversion as described in the Registration Statement and Prospectus; and the facts and representations upon which such opinions are based are truthful, accurate and complete, and neither the Company nor the Savings Bank has taken any actions inconsistent therewith.

    (m) The Company and the Savings Bank have all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and in the case of the Savings Bank, as of the Closing Date, will have




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Charles Webb & Company
Friedman, Billings, Ramsey & Co., Inc.
Page 10


such approvals, authority and orders to issue and sell the capital stock of the Savings Bank to the Company and in the case of the Company, as of the Closing Date, will have such approvals, authority and orders to issue and sell the Shares to be sold by the Company as provided herein and as described in the Prospectus.

    (n) The Company and the Savings Bank are not in violation of any directive from the Ohio Superintendent, FDIC or any other governmental agency to make any change in the method of conducting their businesses so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the Ohio Superintendent and the FDIC); the Company and the Savings Bank have conducted and are conducting their respective businesses so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the Ohio Superintendent, the Commission and the FDIC) and, except as set forth in the Registration Statement and the Prospectus, there is no suit, proceeding, charge or action before or by any court, regulatory authority or governmental agency or body, pending or, to the best knowledge of the Company and the Savings Bank, threatened, which might materially and adversely affect the Conversion, the performance of this Agreement or the consummation of the transactions contemplated in the Plan and as described in the Registration Statement and the Prospectus or which might result in any material adverse change in the condition (financial or otherwise), earnings, capital, properties, assets or business of the Company or the Savings Bank taken as a whole or which would materially affect their properties and assets.

    (o) The consolidated financial statements and the schedules and notes thereto which are included in the Registration Statement and which are a part of the Prospectus fairly present the consolidated financial condition, results of operations, retained earnings and cash flows of the Savings Bank at the respective dates thereof and for the respective periods covered thereby and comply as to form in all material respects with the applicable accounting requirements of Title 12 of the Code of Federal Regulations and generally accepted accounting principles ("GAAP"). Such financial statements have been prepared in accordance with GAAP consistently applied through the periods involved (except as noted therein), present fairly in all material respects the information required to be stated therein and are consistent with the most recent financial statements and other reports filed by the Savings Bank with the Ohio Superintendent, except that accounting principles employed in such regulatory filings conform to the requirements of such authorities and not necessarily to GAAP. The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited financial statements of the Savings Bank included in the Registration Statement and the Prospectus, and as to the pro forma




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Charles Webb & Company
Friedman, Billings, Ramsey & Co., Inc.
Page 11


adjustments, the adjustments made therein have been properly applied on the bases described therein.

    (p) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated therein: (i) there has not been any material adverse change in the condition, financial or otherwise, of the Company and the Savings Bank, or in the earnings, capital, properties or business of the Company and the Savings Bank considered as one enterprise, whether or not arising in the ordinary course of business;
(ii) there has not been any material increase in the debt of the Savings Bank or in loans past due 90 days or more or real estate acquired by foreclosure, by deed-in-lieu of foreclosure or deemed in-substance foreclosure or any material decrease in surplus and reserves or total assets of the Savings Bank; (iii) neither the Company nor the Savings Bank has issued any securities or incurred any liability or obligation for borrowing other than in the ordinary course of business; (iv) there have not been any transactions entered into by the Company or the Savings Bank, except with respect to those transactions entered into in the ordinary course of business; (v) the capitalization, liabilities, assets, properties and business of the Company and the Savings Bank conform in all material respects to the descriptions thereof contained in the Prospectus; and
(vi) neither the Company nor the Savings Bank has any material contingent liabilities of any kind, contingent or otherwise, except as set forth in the Prospectus.

    (q) As of the date hereof and as of the Closing Date, neither the Company nor the Savings Bank is in violation of its articles of incorporation or bylaws or charter, constitution or bylaws, respectively, (and the Savings Bank will not be in violation of its charter, constitution or bylaws in capital stock form at the time of consummation of the Conversion), or in default in the performance or observance of any material obligation, agreement, covenant, or condition contained in any contract, lease, loan agreement, indenture or other instrument to which it is a party or by which it or any of its property may be bound, which would result in a material adverse change in the condition (financial or otherwise), earnings, capital assets, properties or business of the Company and the Savings Bank, considered as one enterprise. The consummation of the Conversion, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Company and the Savings Bank and this Agreement has been validly executed and delivered by the Company and the Savings Bank and is the valid, legal and binding Agreement of the Company and the Savings Bank enforceable in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws relating to or affecting the enforcement or creditors' rights generally or the rights of creditors of insured financial institutions and their holding companies, the accounts of whose subsidiaries are insured by the FDIC,
(ii) general equity principles regardless of whether such enforceability

Charles Webb & Company
Friedman, Billings, Ramsey & Co., Inc.
Page 12


is considered in a proceeding in equity or at law, or (iii) laws relating to the safety and soundness of insured depository institutions and their affiliates as set forth in 12 U.S.C. Section 1818(b), and except to the extent, if any, that the provisions of Sections 11 and 12 hereof may be unenforceable as against public policy or by applicable law, including without limitation Section 23A of the Federal Reserve Act, 12 U.S.C. 371c ("Section 23A").

    (r) No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a material default on the part of the Company or the Savings Bank, in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other instrument or agreement to which the Company or the Savings Bank is a party or by which any of them or any of their property is bound or affected except such defaults which would not have a material adverse affect on the condition, financial or otherwise, earnings, capital, assets, properties or business of the Company and the Savings Bank considered as one enterprise; such agreements are in full force and effect; and no other party to any such agreements has instituted or, to the best knowledge of the Company or the Savings Bank, threatened any action or proceeding wherein the Company or the Savings Bank might be alleged to be in default thereunder under circumstances where such action or proceeding, if determined adversely to the Company or the Savings Bank, would have a material adverse effect on the Company and the Savings Bank considered as one enterprise.

    (s) Upon consummation of the Conversion, the authorized, issued and outstanding equity capital of the Company will be within the range set forth in the Prospectus under the caption "Capitalization," and no shares of Common Stock have been or will be issued and outstanding prior to the Closing Date referred to in Section 2; the Shares will have been duly and validly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and in the Prospectus, will be duly and validly issued, fully paid and nonassessable; no preemptive rights exist with respect to the Shares; and the terms and provisions of the Shares will conform to the description thereof contained in the Registration Statement and the Prospectus. Upon the issuance of the Shares, good title to the Shares will be transferred from the Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

    (t) No approval, authorization, consent or other order of any regulatory or supervisory or other public authority is required to be obtained by the Company or the Savings Bank in connection with the execution and delivery of this Agreement or the issuance of the Shares except for the approval of the Ohio Superintendent, the Commission and any necessary qualification, notification, registration or exemption under the securities or blue sky laws of the

Charles Webb & Company
Friedman, Billings, Ramsey & Co., Inc.
Page 13


various states in which the Shares are to be offered, and except as may be required under the rules and regulations of the NASD and the Nasdaq Stock Market.

    (u) KPMG Peat Marwick LLP, which has certified the ____________________ financial statements of the Savings Bank as of _______________________________ and for each of the years in the three year period ended _______________________, which are included in the Registration Statement and the Prospectus, are, with respect to the Company and the Savings Bank, independent public accountants within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants, the Conversion Regulations and the 1933 Act Regulations.

    (v) RP Financial, Inc., which has prepared the Savings Bank's Conversion Valuation Appraisal Report as of ____________________, as amended or supplemented, if so amended or supplemented ("Appraisal"), is independent of the Company and the Savings Bank within the meaning of the Conversion Regulations.

    (w) The Company and the Savings Bank have timely filed all required federal, state and local tax returns; the Company and the Savings Bank have paid all taxes that have become due and payable in respect of such returns, and except where permitted to be extended, have made adequate reserves for similar future tax liabilities and no deficiency has been asserted with respect thereto by any taxing authority.

    (x) The Savings Bank is in compliance in all material respects with the applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder.

    (y) Neither the Company nor the Savings Bank have made any payment of funds of the Savings Bank as a loan for the purchase of the Shares or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

    (z) Prior to the Conversion, the Savings Bank was not authorized to issue shares of capital stock and neither the Company nor the Savings Bank: (i) issued any securities within the last 18 months (except for notes to evidence other bank loans or other liabilities in the ordinary course of business or as described in the Prospectus and with respect to the Company; (ii) had any dealings within the 12 months prior to the date hereof with any member of the NASD, or any person related to or associated with such member, other than discussions and meetings relating to the proposed Offering and purchases and sales of United States government and agency and other securities in the ordinary course of business; (iii) entered into a financial or

Charles Webb & Company
Friedman, Billings, Ramsey & Co., Inc.
Page 14


management consulting agreement except as contemplated hereunder and except for the Letter Agreement; and (iv) engaged any intermediary between the Agents and the Company and the Savings Bank in connection with the Offering, and no person is being compensated in any manner for such service.

    (aa) The Company and the Savings Bank have not relied upon the Agents or the Agents' counsel for any legal, tax or accounting advice in connection with the Conversion.

    (bb) The Company is not required to be registered under the Investment Company Act of 1940, as amended.

    (cc) All documents delivered by the Savings Bank or the Company or their representatives in connection with the issuance and sale of the Common Stock, or in connection with the Agents' exercise of due diligence, were on the dates on which they were delivered, accurate and complete in all material respects.

    (dd) The records of account holders, depositors, borrowers and other members of the Savings Bank are accurate and complete in all material respects. Webb shall have no liability to any person for the accuracy, reliability and completeness of such records or for any denial or reduction of a subscription to purchase Common Stock, whether as a result of a properly calculated allocation pursuant to the Plan or otherwise, based upon such records.

    (ee) To the best knowledge of the Company and the Savings Bank, the Company and the Savings Bank are in compliance with all laws, rules and regulations relating to environmental protection, and neither the Company nor the Savings Bank has been notified or is otherwise aware that either of them is potentially liable, or is considered potentially liable, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other Federal, state or local environmental laws and regulations. To the best knowledge of the Company and the Savings Bank, no action, suits, regulatory investigations or other proceedings are pending, or to the best knowledge of the Company and the Savings Bank, threatened against the Company or the Savings Bank relating to environmental protection, nor does the Company or the Savings Bank have any reason to believe any such proceedings may be brought against either of them. To the best knowledge of the Company and the Savings Bank, no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has occurred on, in, at or about any of the facilities or properties of the Company or the Savings Bank.

Charles Webb & Company
Friedman, Billings, Ramsey & Co., Inc.
Page 15


    Any certificates signed by an officer of the Company or the Savings Bank pursuant to the conditions of this Agreement and delivered to the Agents or their counsel that refers to this Agreement shall be deemed to be a representation and warranty by the Company or the Savings Bank to the Agents as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

    Section 5  REPRESENTATIONS AND WARRANTIES OF THE AGENTS.

         (a) Webb represents and warrants to the Company and the Savings Bank that:

              (i) Webb is a corporation and is validly existing in good standing under the laws of the State of Ohio with full power and authority to provide the services to be furnished to the Savings Bank and the Company hereunder.

              (ii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Webb, and this Agreement has been duly and validly executed and delivered by Webb and is the legal, valid and binding agreement of Webb, enforceable in accordance with its terms.

              (iii) Webb and its employees, and to the best knowledge of Webb, its agents and representatives, who shall perform any of the services hereunder shall be duly authorized and empowered, and shall have all licenses, approvals and permits necessary to perform such services; and Webb is a registered selling agent in each of the jurisdictions in which the Shares are to be offered by the Company in reliance upon Webb as a registered selling agent as set forth in the blue sky memorandum prepared with respect to the Offering.

              (iv) The execution and delivery of this Agreement by Webb, the consummation of the transactions contemplated hereby and compliance with the terms and provision hereof will not materially conflict with, or result in a material breach of, any of the terms, provision or conditions of, or constitute a material default (or event which with notice or lapse of time or both would constitute a default) under, the articles of incorporation of Webb or any material agreement, indenture or other instrument to which Webb is a party or by which it or its property is bound.

Charles Webb & Company
Friedman, Billings, Ramsey & Co., Inc.
Page 16


              (v) No approval of any regulatory or supervisory or other public authority is required in connection with Webb's execution and delivery of this Agreement, except as may have been received.

              (vi) There is no suit or proceeding or charge or action before or by any court, regulatory authority or government agency or body or, to the knowledge of Webb, pending or threatened, which might materially and adversely affect Webb's performance of this Agreement.

         (b) FBR represents and warrants to the Company and the Savings Bank that:

              (i) FBR is a corporation and is validly existing in good standing under the laws of the State of Delaware with full power and authority to provide the services to be furnished to the Savings Bank and the Company hereunder.

              (ii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of FBR, and this Agreement has been duly and validly executed and delivered by FBR and is the legal, valid and binding agreement of FBR, enforceable in accordance with its terms.

              (iii) FBR and its employees, and to the best knowledge of FBR, its agents and representatives, who shall perform any of the services hereunder shall be duly authorized and empowered, and shall have all licenses, approvals and permits necessary to perform such services; and FBR is a registered selling agent in each of the jurisdictions in which the Shares are to be offered by the Company in reliance upon FBR as a registered selling agent as set forth in the blue sky memorandum prepared with respect to the Offering.

              (iv) The execution and delivery of this Agreement by FBR, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof will not materially conflict with, or result in a material breach of, any of the terms, provisions or conditions of, or constitute a material default (or event which with notice or lapse of time or both would constitute a default) under, the articles of incorporation of FBR or any agreement, indenture or other instrument to which FBR is a party or by which it or its property is bound.

Charles Webb & Company
Friedman, Billings, Ramsey & Co., Inc.
Page 17


              (v) No approval of any regulatory or supervisory or other public authority is required in connection with FBR's execution and delivery of this Agreement, except as may have been received.

              (vi) There is no suit or proceeding or charge or action before or by any court, regulatory authority or government agency or body or, to the knowledge of FBR, pending or threatened, which might materially adversely affect FBR's performance of this Agreement.

    Section 6. COVENANTS OF THE COMPANY AND THE SAVINGS BANK. The Company and the Savings Bank hereby jointly and severally covenant with the Agents as follows:

    (a) The Company will not, at any time after the date the Registration Statement is declared effective, file any amendment or supplement to the Registration Statement without providing the Agents and their counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which the Agents or their counsel shall reasonably object.

    (b)  The Savings Bank will not, at any time after the Conversion
Application is approved by the Ohio Superintendent, file any amendment or supplement to such Conversion Application without providing the Agents and their counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which the Agents or their counsel shall reasonably object.

    (c) The Company will not file any amendment or supplement to such Holding Company Application without providing the Agents and their counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which the Agents or their counsel shall reasonably object.

    (d) The Company and the Savings Bank will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the Commission and any post-effective amendment to the Conversion Application to be approved by the Ohio Superintendent and will immediately upon receipt of any information concerning the events listed below notify the Agents:
(i) when the Registration Statement, as amended, has become effective; (ii) when the Conversion Application, as amended, has been approved by the Ohio Superintendent; (iii) when the Holding Company Application, as amended, has been approved by the FRB; (iv) of any comments from the Commission, the Ohio Superintendent, or any other governmental entity with respect to the Conversion or the transactions contemplated by this Agreement; (v) of the request by the Commission, the Ohio Superintendent, the FRB or any

Charles Webb & Company
Friedman, Billings, Ramsey & Co., Inc.
Page 18


other governmental entity for any amendment or supplement to the Registration Statement, the Conversion Application or the Holding Company Application, or for additional information; (vi) of the issuance by the Commission, the Ohio Superintendent or any other governmental entity of any order or other action suspending the Offering or the use of the Registration Statement or the Prospectus or any other filing of the Company or the Savings Bank under the Conversion Regulations, or other applicable law, or the threat of any such action; (vii) the issuance by the Commission, the Ohio Superintendent, the FRB or any other governmental authority of any stop order suspending the effectiveness of the Registration Statement or the approval of the Conversion Application or Holding Company Application, or of the initiation or threat of initiation or threat of any proceedings for any such purpose; or (viii) of the occurrence of any event mentioned in paragraph (h) below. The Company and the Savings Bank will make every reasonable effort (i) to prevent the issuance by the Commission, the Ohio Superintendent, the FRB or any state authority of any such order and, if any such order shall at any time be issued, (ii) to obtain the lifting thereof at the earliest possible time.

    (e) The Company and the Savings Bank will deliver to the Agents and to their counsel two conformed copies of the Registration Statement, the Conversion Application and the Holding Company Application, as originally filed and of each amendment or supplement thereto, including all exhibits. The Company and the Savings Bank also will deliver such additional copies of the foregoing documents to counsel to the Agents as may be required for any NASD filings.

    (f) The Company and the Savings Bank will furnish to the Agents, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 ("1934 Act"), such number of copies of such Prospectus as the Agents may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the rules and regulations promulgated under the 1934 Act ("1934 Act Regulations"). The Company authorizes the Agents to use the Prospectus in any lawful manner contemplated by the Plan in connection with the sale of the Shares.

    (g) The Company and the Savings Bank will comply with any and all terms, conditions, requirements and provisions with respect to the Conversion and the transactions contemplated thereby imposed by the Commission and the Ohio Superintendent to be complied with subsequent to the Closing Date and when the Prospectus is required to be delivered, the Company and the Savings Bank will comply, at their own expense, with all requirements imposed upon them by the Commission and the Ohio Superintendent, including, without limitation, Rule 10b-5 under the 1934 Act, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

Charles Webb & Company
Friedman, Billings, Ramsey & Co., Inc.
Page 19


    (h) If, at any time during the period when the Prospectus relating to the Shares is required to be delivered, any event relating to or affecting the Company or the Savings Bank shall occur, as a result of which it is necessary or appropriate, in the opinion of counsel for the Company and the Savings Bank or in the opinion of the Agents' counsel, to amend or supplement the Registration Statement or Prospectus in order to make the Registration Statement or Prospectus not misleading in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, the Company and the Savings Bank will, at their expense, prepare and file with the Commission and the Ohio Superintendent and furnish to the Agents a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement or Prospectus (in form and substance satisfactory to the Agents and their counsel after a reasonable time for review) which will amend or supplement the Registration Statement or Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading. For the purpose of this Agreement, the Company and the Savings Bank each will timely furnish to the Agents such information with respect to itself as the Agents may from time to time reasonably request.

    (i) The Company and the Savings Bank will take all necessary actions, in cooperating with the Agents, and furnish to whomever the Agents may direct, such information as may be required to qualify or register the Shares for offering and sale by the Company or to exempt such Shares from registration, or to exempt the Company as a broker-dealer and its officers, directors and employees as broker-dealers or agents under the Blue Sky Laws of such jurisdictions in which the Shares are required under the Conversion Regulations to be sold or as the Agents and the Company and the Savings Bank may reasonably agree upon; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify to do business in any jurisdiction in which it is not so qualified. In each jurisdiction where any of the Shares shall have been qualified or registered as above provided, the Company will make and file such statements and reports in each fiscal period as are or may be required by the laws of such jurisdiction.

    (j) The liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders will be duly established and maintained in accordance with the Conversion Regulations.

    (k) The Company and the Savings Bank will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the Closing Date, without the Agents' prior written consent, any shares of Common Stock other than in connection with any plan or arrangement described in the Prospectus.

Charles Webb & Company
Friedman, Billings, Ramsey & Co., Inc.
Page 20

    (l) The Company shall register its Common Stock under Section 12(g) of the 1934 Act concurrent with the Offering pursuant to the Plan and shall request that such registration be effective upon completion of the Conversion. The Company shall maintain the effectiveness of such registration for not less than three years.

    (m) For so long as the Common Stock is registered under the 1934 Act or for three years from the date hereof, whichever period is greater, the Company will furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report of the Company (including a consolidated balance sheet and statements of consolidated income, stockholders' equity and cash flows of the Company and its subsidiaries as at the end of and for such year, certified by independent public accountants in accordance with Regulation S-X under the 1933 Act and the 1934 Act).

    (n) During the period of three years from the date hereof, the Company will furnish to the Agents: (i) as soon as practicable after such information is publicly available, a copy of each report of the Company furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Company is listed or quoted (including, but not limited to, reports on Forms 10-K, 10-Q and 8-K and all proxy statements and annual reports to stockholders), (ii) a copy of each other non-confidential report of the Company mailed to its stockholders or filed with the Commission, the Ohio Superintendent or any other supervisory or regulatory authority or any national securities exchange or system on which any class of securities of the Company is listed or quoted, each press release and material news items and additional documents and information with respect to the Company or the Savings Bank as the Agents may reasonably request; and (iii) from time to time, such other nonconfidential information concerning the Company or the Savings Bank as the Agents may reasonably request.

    (o) The Company and the Savings Bank will use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption "Use of Proceeds."

    (p) Neither the Company nor the Savings Bank will distribute any prospectus, offering circular or other offering material in connection with the offer and sale of the Shares without first notifying the Agents and unless permitted by the Conversion Regulations, the 1933 Act, the 1933 Act Regulations and state securities or blue sky laws in any state in which the Shares are registered or qualified for sale or exempt from registration.

    (q) The Company will use its best efforts to (i) encourage and assist two market makers to establish and maintain a market for the Shares and (ii) list the Shares on a national securities exchange or on the Nasdaq Stock Market effective on or prior to the Closing Date.

Charles Webb & Company
Friedman, Billings, Ramsey & Co., Inc.
Page 21


    (r) The Savings Bank will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Shares in the Offering in an interest bearing account as described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Savings Bank's obligation to refund payments received from persons subscribing for or ordering Shares in the Offering in accordance with the Plan and as described in the Prospectus or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. The Savings Bank will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Savings Bank to make the appropriate refunds of such funds in the event that such funds are required to be made in accordance with the Plan and as described in the Prospectus.

    [(s) The Company will register as a savings bank holding company under the BHCA within 90 days of the Closing Date.]

    (t) The Company and the Savings Bank will take such actions and furnish such information as are reasonably requested by the Agents in order for the Agents to ensure compliance with the NASD's "Interpretation Relating to Free Riding and Withholding."

    (u) The Savings Bank will not amend the Plan of Conversion in any manner that, in the reasonable opinion of the Agents, would materially and adversely affect the sale of the shares or the terms of this Agreement without first notifying and receiving the consent of the Agents.

    (v) The records of account holders, depositors, borrowers and other members of the Savings Bank are complete in all material respects. Webb shall have no liability to any person for the accuracy, reliability and completeness of such records or for any denial or reduction of a subscription to purchase Common Stock, whether as a result of a properly calculated allocation pursuant to the Plan or otherwise, based upon such records.

    (w) The Agents shall assist the Company in connection with the allocation of the Shares in the event of an oversubscription and the Company shall provide the Agents with all information necessary for the allocation of the Shares and such information shall be accurate and reliable.

    (x) Prior to the Closing Date, the Company and the Savings Bank will inform the Agents of any event or circumstances of which they are aware as a result of which the Registration Statement, the Conversion Application and/or Prospectus, as then amended or supplemented,

Charles Webb & Company
Friedman, Billings, Ramsey & Co., Inc.
Page 22


would contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

    (y) Prior to the Closing Date, the Plan shall have been approved by the eligible voting members of the Savings Bank in accordance with the Conversion Regulations and the provisions of Savings Bank's mutual charter, constitution and bylaws.

    (z) The Savings Bank and the Company will conduct the Conversion in accordance with the Plan, all applicable laws and regulations and in the manner described in the Prospectus.

    (aa) The Company will comply with the provisions of Rule 158 of the 1933 Act Regulations.

    (bb) The Company will file with the Commission, within the time period specified by statute or regulation, a report on Form SR pursuant to Rule 463 of the 1933 Act Regulations.

    (cc) The Company and the Savings Bank will take all necessary action, in cooperation with the Agents, to quality the Shares for offering and sale under the applicable Blue Sky laws of such states of the United States and other jurisdictions as the Conversion Regulations and the Plan require and as the Agents and the Company have agreed; provided, however, that the Company and the Savings Bank shall not be obligated to file any general consent to service of process or to quality as a foreign corporation in any jurisdiction in which it is not so qualified; and in each jurisdiction in which the shares have been so qualified, the Company and the Savings Bank will comply in all material respects will all undertakings or commitments made by them under the Blue Sky Laws.

    (dd) The Company and the Savings Bank will use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the several obligations of the Agents specified in Section 10 hereof.

    (ee) The Company and the Savings Bank will conduct their businesses in material compliance with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the Commission, the Ohio Superintendent and the FDIC.

    (ff) Upon completion of the sale by the Company of the Shares contemplated by the Prospectus, (i) the Savings Bank will have been converted pursuant to the Plan to an Ohio chartered stock savings bank, (ii) all of the authorized and outstanding capital stock of the Savings Bank will be owned by the Company, and
(iii) the Company will have no

Charles Webb & Company
Friedman, Billings, Ramsey & Co., Inc.
Page 23


direct or indirect subsidiaries other than the Savings Bank. The Conversion will have been effected in accordance with all applicable statutes, regulations, decisions and orders; and all terms, conditions, requirements and provisions with respect to the Conversion (except those that are conditions subsequent) imposed by the Commission, the Ohio Superintendent or any other governmental agency, if any, will have been complied with by the Company and the Savings Bank in all material respects or appropriate waivers will have been obtained and all notice and waiting periods will have been satisfied, waived or elapsed.

    (gg) The consummation of the transactions herein contemplated will not conflict with or constitute a breach of, or default under, the articles of incorporation and bylaws of the Company or the charter and bylaws of the Savings Bank (in either mutual or capital stock form); the consummation of the transactions herein contemplated will not conflict with or constitute a breach of, or default under, any material contract, lease or other instrument to which the Company or the Savings Bank has a beneficial interest, or any applicable law, rule, regulation or order or violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to the Company or the Savings Bank, except for such conflicts or violations which would not have a material adverse effect on the condition, financial or otherwise, and results of operations of the Company and the Savings Bank; with the exception of the liquidation account established in the Conversion, the consummation of the transactions herein contemplated will not result in the creation of any lien, charge or encumbrance upon any property of the Company or the Savings Bank.

    Section 7. COVENANTS OF WEBB. Webb hereby covenants with the Company and the Savings Bank as follows:

    (a) During the period when the Prospectus is used, Webb will comply, in all material respects with all requirements imposed upon it by the Ohio Superintendent and, to the extent applicable, by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, and Webb shall remain a registered selling agent in all such jurisdictions in which the Company is so relying for the sale of Shares as set forth in the blue sky memorandum with respect to the Offering until the Conversion is consummated or terminated.

    (b) Webb will distribute the Prospectus in connection with the sales of the Common Stock in accordance with Conversion Regulations, the 1933 Act and the 1933 Act Regulations.

    Section 8. COVENANTS OF FBR. FBR hereby covenants with the Company and the Savings Bank as follows:

Charles Webb & Company
Friedman, Billings, Ramsey & Co., Inc.
Page 24


    (a) During the period when the Prospectus is used, FBR will comply, in all material respects with all requirements imposed upon it by the Ohio Superintendent and, to the extent applicable, by the 1933 Act, the 1934 Act, the 1933 Act Regulations and the 1934 Act Regulations, and FBR shall remain a registered selling agent in all such jurisdictions in which the Company is so relying for the sale of Shares as set forth in the blue sky memorandum with respect to the Offering until the Conversion is consummated or terminated.

    (b) FBR will distribute the Prospectus in connection with the sales of the common stock in accordance with Conversion Regulations, the 1933 Act and the 1933 Act Regulations.

    Section 9. PAYMENT OF EXPENSES. Whether or not the Conversion is completed or the sale of the Shares by the Company is consummated, the Company and the Savings Bank jointly and severally agree to pay or reimburse the Agents for: (a) all filing fees in connection with all filings with the NASD or other regulatory agencies and all stock exchanges or markets; (b) any stock issue or transfer taxes which may be payable with respect to the sale of Shares; (c) all reasonable expenses of the Conversion, including, but not limited to, the Company and the Savings Bank's attorneys' fees, transfer agent, registrar and other agent charges, fees relating to auditing and accounting or other advisors and costs of printing all documents necessary in connection with the Conversion; and (d) all reasonable out-of-pocket expenses incurred by the Agents not to exceed $5,000 (exclusive of legal fees and expenses which are not to exceed $25,000). Such out-of-pocket expenses include, but are not limited to, travel, communications and postage. However, such out-of-pocket expenses do not include expenses incurred with respect to the matters set forth in (a) or (b) above. In the event the Company is unable to sell a minimum of _________________ Shares or the Conversion is terminated or otherwise abandoned, the Company and the Savings Bank shall reimburse the Agents in accordance with Section 2 hereof and shall pay all expenses required to be paid by this Section 9.

    Section 10. CONDITIONS TO THE AGENTS' OBLIGATIONS. The Agents' obligations hereunder, as to the Shares to be delivered at the Closing Date, are subject, to the extent not waived by the Agents, to the condition that all representations and warranties of the Company and the Savings Bank herein are, at and as of the commencement of the Offering and at and as of the Closing Date, true and correct in all material respects, the condition that the Company and the Savings Bank shall have performed all of their obligations hereunder to be performed on or before such dates, and to the following further conditions:

    (a) At the Closing Date, the Company and the Savings Bank shall have conducted the Conversion in accordance with the Plan, the Conversion Regulations, and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and




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Charles Webb & Company
Friedman, Billings, Ramsey & Co., Inc.
Page 25


provisions precedent to the Conversion imposed upon them by the Ohio Superintendent, the FDIC, the Commission and any state securities agency.

    (b) The Registration Statement shall have been declared effective by the Commission, the Conversion Application approved by the Ohio Superintendent, and the Holding Company Application approved by the FRB not later than 5:30 pm. on the date of this Agreement, or with the Agents' consent at a later time and date; and at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or threatened by the Commission, or any state authority and no order or other action suspending the authorization of the Prospectus or the consummation of the Conversion shall have been issued or proceedings therefore initiated or, to the best of the Company's and the Savings Bank's knowledge, threatened by the Commission, the Ohio Superintendent or any other federal or state authority.

    (c)  At the Closing Date, the Agents shall have received:

         (1) The favorable opinion, dated as of the Closing Date and addressed to the Agents and for their respective benefit, of Housley Kantarian & Bronstein P.C., Washington, D.C., counsel for the Company and the Savings Bank, in form and substance satisfactory to counsel for the Agents to the effect that:

              (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Indiana and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; and the Company is qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations, assets, properties or business of the Company.

              (ii) The Savings Bank has been duly incorporated and is validly existing as an Ohio chartered savings bank in mutual form of organization in good standing under the laws of the State of Ohio and, upon consummation of the Conversion, will become a duly organized and validly existing Ohio chartered savings bank in capital stock form of organization in good standing under the laws of the State of Ohio, in both instances with full corporate power and authority to conduct its business and own its property as described in the Registration Statement and Prospectus; the Savings Bank is duly qualified as a




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Charles Webb & Company
Friedman, Billings, Ramsey & Co., Inc.
Page 26


         foreign corporation to transact business in each jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition, results of operations or the business of the Savings Bank; and upon consummation of the Conversion, all of the issued and outstanding capital stock of the Savings Bank will be duly authorized and, upon payment therefor, will be validly issued, fully paid and nonassessable and all such capital stock will be owned of record, and to the best of such counsel's knowledge, beneficially by the Company, free and clear of any liens, encumbrances or claims.

              (iii) The Savings Bank is a member of the FHLB-Cincinnati. The deposit accounts of the Savings Bank are insured by the FDIC under the SAIF up to the maximum amount allowed under law and, to the best of such counsel's knowledge, no proceedings for the termination or revocation of such membership or insurance are pending or threatened.

              (iv) The description of the liquidation account as set forth in the Prospectus under the caption "The Conversion--Liquidation Rights", to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by such counsel and is accurate in all material respects.

              (v) Upon consummation of the Conversion, the authorized, issued and outstanding capital stock of the Company will be within the range set forth in the Prospectus under the caption "Capitalization," and no shares of Common Stock have been issued prior to the Closing Date; at the time of the Conversion, the Shares subscribed for pursuant to the Offering will have been duly and validly authorized for issuance, and when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and the Prospectus, will be duly and validly issued and fully paid and non-assessable; the issuance of the Shares is not subject to preemptive rights and the terms and provisions of the Shares conform to the description thereof contained in the Prospectus and the form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable statutory requirements and the regulations of the Ohio Superintendent.

              (vi) The execution and delivery of this Agreement and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary action on the part of the Company and the Savings Bank; and this Agreement is a valid and binding obligation of the Company and the Savings Bank, enforceable in accordance with its terms, except as rights to indemnity and




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Charles Webb & Company
Friedman, Billings, Ramsey & Co., Inc.
Page 27


         contribution thereunder may be limited under applicable law and except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of savings institutions and their holding companies or by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law; and to the best of such counsel's, the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated will not conflict with or constitute a breach of, or default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any lien, charge or encumbrance that would have a material adverse effect on the financial condition, results of operations or business of the Company and the Savings Bank taken as a whole, upon any property or assets of the Company or the Savings Bank pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or the Savings Bank is a party or by which either of them may be bound, or to which any of the property or assets of the Company or the Savings Bank is subject (other than the establishment of a liquidation account), nor will such execution or delivery result in any violation of the provisions of the charter or bylaws of the Company or the Savings Bank, or any applicable federal, Indiana or Ohio law, act or regulation (except that no opinion need be rendered with respect to the securities or blue sky laws of various jurisdictions or the rules and regulations of the NASD).

              (vii) The Conversion Application has been approved by the Ohio Superintendent and the Prospectus and the proxy statement of the Savings Bank has been authorized for use by the Ohio Superintendent. The FRB has approved the Holding Company Application, and the purchase by the Company of all of the issued and outstanding capital stock of the Savings Bank has been authorized by the Ohio Superintendent and no action is pending or to the best of such counsel's knowledge, threatened to revoke any such authorizations or approvals.

              (viii) The Plan has been duly adopted by the required vote of the directors of the Company and the Savings Bank and approved by the eligible voting members of the Savings Bank in accordance with the Conversion regulations and the applicable requirements of the Savings Bank's charter, constitution and bylaws.

Charles Webb & Company
Friedman, Billings, Ramsey & Co., Inc.
Page 28


              (ix) Subject to the satisfaction of the conditions to the Ohio Superintendent approval of the Conversion, no further approval, registration, authorization, consent or other order of or notice to any governmental agency is required in connection with the execution and delivery of this Agreement, the issuance of the Shares and the consummation of the Conversion, except as may be required under the securities or blue sky laws of various jurisdictions (as to which no opinion need be rendered) and except as may be required under the rules and regulations of the NASD (as to which no opinion need be rendered).

              (x) The Registration Statement is effective under the 1933 Act and no stop order suspending the effectiveness has been issued under the 1933 Act or proceedings therefor initiated or, to the best of such counsel's knowledge, threatened by the Commission or any other governmental agency.

              (xi) At the time the Conversion Application, including the Prospectus contained therein, was approved by the Ohio Superintendent, the Conversion Application, including the Prospectus contained therein, complied as to form in all material respects with the requirements of the Conversion Regulations (other than the financial statements, the notes thereto, financial tables, and other financial, statistical and appraisal data including therein, as to which no opinion need be rendered).

              (xii) At the time that the Registration Statement became effective, (i) the Registration Statement (except as to financial statements, the notes thereto, financial tables, financial, statistical and appraisal data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and (ii) the Prospectus (other than the financial statements, the notes thereto and other tabular, financial, statistical and appraisal data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

              (xiii) To the best of such counsel's knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement and Prospectus, other than those disclosed therein, and all pending legal and governmental proceedings to which the Company or the Savings Bank is a party or of which any of their property is the object, which are not described in the Registration Statement and

Charles Webb & Company
Friedman, Billings, Ramsey & Co., Inc.
Page 29


         the Prospectus, including ordinary routine litigation incidental to the Company's or the Savings Bank's business, are not material.

              (xiv) To the best of such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Conversion Application, the Registration Statement or required to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto and the descriptions thereof are accurate.

              (xv) The Company and the Savings Bank have conducted the Conversion in all material respects in accordance with the Plan and the Conversion Regulations; the Plan complies with the Conversion Regulations; to the best of such counsel's knowledge, no order has been issued by the Ohio Superintendent, the Commission or any state authority to suspend the Offering or the use of the Prospectus, and no action for such purposes has been instituted or, to the best of such counsel's knowledge, threatened by the Ohio Superintendent or the Commission or any state authority and, to the best of such counsel's knowledge, no person has sought to obtain regulatory or judicial review of the final action of the Ohio Superintendent as applicable, approving or taking no objection to the Plan, the Conversion Application, the Holding Company Application or the Prospectus.

              (xvi) To the best of such counsel's knowledge, the Company and the Savings Bank have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses as described in the Registration Statement and Prospectus, except for licenses, approvals or authorizations the failure of which to have would not result in a material adverse change in the financial condition, results of operation or the business of the Company and the Savings Bank taken as a whole, and all such licenses, permits and other governmental authorizations are in full force and effect, and the Company and the Savings Bank are in all materials respects complying therewith.

              (xvii) To the best of such counsel's knowledge, neither the Company nor the Savings Bank is in violation of its charter, constitution or bylaws, or in default or violation in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company

Charles Webb & Company
Friedman, Billings, Ramsey & Co., Inc.
Page 30


         or the Savings Bank is a party or by which the Company or the Savings Bank or any of their property may be bound in any respect that would have a material adverse effect on the financial condition or results of operations of the Company and the Savings Bank taken as a whole.

              (xviii) To the best of such counsel's knowledge, neither the Company nor the Savings Bank is in violation of any directive from the Ohio Superintendent or the FDIC to make any material change in the method of conducting its respective business.

              (xix) The information in the Prospectus under the captions "Regulation," "The Conversion -- Tax Aspects," "Restriction on Acquisition of the Company and the Savings Bank," "Federal and State Taxation (with respect to federal taxation only)," "Description of Capital Stock of the Company," and "Description of the Capital Stock of the Savings Bank," to the extent that such information constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

    In giving such opinion, such counsel may rely as to all matters of fact on certificates of officers or directors of the Company and the Savings Bank and certificates of public officials. With respect to matters involving the application of Indiana and Ohio law, such counsel may rely, to the extent it deems proper and as specified in its opinion, upon the opinion of local counsel (providing that such counsel states that it is of the opinion that the Agents are justified in relying upon such specified opinion or opinions). For purposes of such opinion, no proceedings shall be deemed to be pending, no order or stop order shall be deemed to be issued, and no action shall be deemed to be instituted unless, in each case, a director or executive officer of the Company or the Savings Bank shall have received a copy of such proceedings, order, stop order or action. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than the Company or the Savings Bank.

    In addition, such counsel shall provide a letter stating that during the preparation of the Registration Statement, Conversion Application and the Prospectus, counsel participated in conferences with certain officers and other representatives of the Savings Bank and the Company, representatives of Webb, counsel to Webb, representatives of the independent public accountants for the Savings Bank and the Company at which the contents of the Registration Statement, the Conversion Application and the Prospectus and related matters were discussed

Charles Webb & Company
Friedman, Billings, Ramsey & Co., Inc.
Page 31


and, although they are not passing upon and do not assume the responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Conversion Application and Prospectus, on the basis of the foregoing (relying as to factual matters on certificates of officers and other factual representations by the Savings Bank and the Company), nothing has come to such counsel's attention that caused them to believe that the Registration Statement at the time it was declared effective by the SEC or the Prospectus as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel shall express no comment or opinion with respect to the financial statements, schedules and other financial information and statistical and stock valuation data included, or statistical methodology employed, in the Registration Statement, Conversion Application and Prospectus).

              (2) The favorable opinion, dated as of the Closing Date, of Keating, Muething & Klekamp, Cincinnati, Ohio, the Agents' counsel, with respect to such matters as the Agents may reasonably require. Such opinion may rely upon the opinions of counsel to the Company and the Savings Bank, and as to matters of fact, upon certificates of officers and directors of the Company and the Savings Bank delivered pursuant hereto or as such counsel shall reasonably request.

    (d) At the Closing Date, the Agents shall receive a certificate of the Chief Executive Officer and the principal financial or accounting officer of the Company and a certificate of the Chief Executive Officer and the principal financial or accounting officer of the Savings Bank, both dated as of the Closing Date, that states: (i) they have carefully reviewed the Prospectus and, in their opinion, at the time the Prospectus became authorized for final use, the Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus and since the date the Prospectus became authorized for final use, no material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties or business of the Company and the Savings Bank considered as one enterprise has occurred and no other event has occurred, which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, and the conditions set forth in this Section 10 have been satisfied; (iii) the representations and warranties of the Company and Savings Bank made hereunder are true and correct with the same force and effect a though expressly made at and as of the Closing Date; (iv) the Company and the Savings Bank have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date and will comply in all material respects with all

Charles Webb & Company
Friedman, Billings, Ramsey & Co., Inc.
Page 32


obligations to be satisfied by them after Conversion; (v) no stop order suspending the effectiveness of the Registration Statement has been initiated or, to the best knowledge of the Company or the Savings Bank, threatened by the Commission or any state authority; (vi) no order suspending the Offering, the Conversion, the acquisition of all of the shares of the Savings Bank by the Company or the effectiveness of the Prospectus has been issued and no proceedings for that purpose are pending or, to the best knowledge of the Company or the Savings Bank, threatened by the Ohio Superintendent, the Commission, the FDIC or any state authority; and (vii) to the best knowledge of the Company or the Savings Bank, no person has sought to obtain review of the final action of the Ohio Superintendent approving the Plan.

    (e) Prior to and at the Closing Date: (i) in the reasonable opinion of the Agents, there shall have been no material adverse change in the condition, financial or otherwise, or in the earnings or business of the Company and the Savings Bank considered as one enterprise, from that as of the latest dates as of which such condition is set forth in the Prospectus other than transactions referred to or contemplated therein; (ii) the Company or the Savings Bank shall not have received from the Ohio Superintendent or the FDIC any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied (which directive, if any, shall have been disclosed to the Agents) or which materially and adversely would affect the business, operations or financial condition or income of the Company and the Savings Bank considered as one enterprise; (iii) the Company and the Savings Bank shall not have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any outstanding indebtedness; (iv) no action, suit or proceedings, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the best knowledge of the Company or the Savings Bank, threatened against the Company or the Savings Bank or affecting any of their properties wherein an unfavorable decision, ruling or finding would materially and adversely affect the business operations, financial condition or income of the Company and the Savings Bank considered as one enterprise; and (v) the Shares have been qualified or registered for offering and sale or exempted therefrom under the securities or blue sky laws of the jurisdictions as the Agents shall have requested and as agreed to by the Company and the Savings Bank.

    (f) Concurrently with the execution of this Agreement, the Agents shall receive a letter from KPMG Peat Marwick LLP dated the date hereof and addressed to the Agents: (i) confirming that KPMG Peat Marwick LLP is a firm of independent public accountants within the meaning of the 1933 Act, the 1933 Act Regulations, 12 CFR Section 571.2(c)(3) and the Code of Professional Ethics of the American Institute of Certified Public Accountants, and stating in effect that in their opinion the consolidated financial statements of the Savings Bank as of _________________________________________ and for the fiscal years ended

Charles Webb & Company
Friedman, Billings, Ramsey & Co., Inc.
Page 33


____________________________________ as are included in the Registration
Statement and the Prospectus and covered by their opinion included therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1933 Act Regulations, the Conversion Regulations, and GAAP applied consistently; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit examination in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of the Savings Bank prepared by the Savings Bank, a reading of the minutes of the meetings of the Boards of Directors of the Savings Bank and the Company and the members of the Savings Bank and consultations with officers of the Savings Bank responsible for financial and accounting matters, nothing came to its attention which caused it to believe that: (A) the unaudited financial statements of the Savings Bank included in the Prospectus are not in conformity with GAAP applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; and (B) during the period from that date of the latest audited consolidated financial statements included in the Prospectus to a specified date not more than five business days prior to the date hereof, there was any increase in borrowings or in non-performing assets by the Company or the Savings Bank; and (C) except as otherwise discussed in the Prospectus there was any decrease in consolidated retained earnings of the Savings Bank at the date of such letter as compared with amounts shown in the latest audited consolidated statement of condition included in the Prospectus or there was any decrease in consolidated net income or net interest income of the Savings Bank for the number of full months commencing immediately after the period covered by the latest audited consolidated income statement included in the Prospectus and ended on the latest month end prior to the date of the Prospectus or in such letter as compared to the corresponding period in the preceding year (included in the Recent Developments Section of the Prospectus); and (iii) stating that, in addition to the audit referred to in its opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (f), it has compared with the general accounting records of the Company and/or the Savings Bank, as applicable, which are subject to the internal controls of the Company's and/or the Savings Bank's, as applicable, accounting system and other data prepared by the Company and/or the Savings Bank, as applicable, directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as you may reasonably request, and they have found such amounts and percentages to be in agreement therewith.

    (g) At the Closing Date, the Agents shall receive a letter from KPMG Peat Marwick LLP dated the Closing Date, addressed to the Agents, confirming the statements made by them in the letter delivered by them pursuant to subsection
(f) of this Section 10, the "specified date" referred to in clause (ii) of subsection (f) thereof to be a date specified in such letter, which shall not be more than three business days prior to the Closing Date.

Charles Webb & Company
Friedman, Billings, Ramsey & Co., Inc.
Page 34


    (h) At the Closing Date, the Agents shall receive a letter from RP Financial, Inc., dated the date thereof and addressed to counsel for the Agents,
(i) confirming that said firm is independent of the Company and the Savings Bank and is experienced and expert in the area of corporate appraisals within the meaning of the Conversion Regulations, (ii) stating in effect that the Appraisal prepared by such firm complies in all material respects with the applicable requirements of the Conversion Regulations, and (iii) further stating that its opinion of the aggregate pro forma market value of the Company and the Savings Bank expressed in the Appraisal as most recently updated, remains in effect.

    (i) The Company and the Savings Bank shall not have sustained since the date of the latest audited consolidated financial statements included in the Prospectus any material loss or interference with their businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement and Prospectus.

    (j) At or prior to the Closing Date, the Agents shall receive: (i) a copy of the letter from the Ohio Superintendent approving the Conversion Application and authorizing the use of the Prospectus; (ii) a copy of the order from the Commission declaring the Registration Statement effective; (iii) a certificate from the Ohio Superintendent evidencing the existence of the Savings Bank; (iv) a certificate of good standing from the State of Indiana evidencing the good standing of the Company; (v) a certificate from the FDIC evidencing the Savings Bank's insurance of accounts; (vi) a certificate of the FHLB-Cincinnati evidencing the Savings Bank's membership thereof; (vii) a copy of the letter from the FRB approving the Holding Company Application, and (viii) any other documents that the Agents shall reasonably request.

    (k) As soon as available after the Closing Date, the Agents shall receive, upon request, a copy of the Savings Bank's Ohio stock charter.

    (l) Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange or in the over-the-counter market, or quotations halted generally on the Nasdaq Stock Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or the NASD or by order of the Commission or any other governmental authority; (ii) a general moratorium on the operations of commercial banks, Ohio or federal savings banks or savings and loan associations or a general moratorium on the withdrawal of deposits from commercial banks, Ohio or federal savings banks or savings and loan associations declared by federal or state authorities; (iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war; or (iv) a material decline in the price of equity or debt securities

Charles Webb & Company
Friedman, Billings, Ramsey & Co., Inc.
Page 35


in the effect of any of the above in the Agents' reasonable judgment, makes it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and Prospectus.

    Section 1.       INDEMNIFICATION.

    a. The Company and the Savings Bank jointly and severally agree to indemnify and hold harmless each of the Agents, each of their respective officers, directors, agents, servants and employees and each person, if any, who controls either of the Agents within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, that the Agents or any of them may suffer or to which the Agents and any such persons may become subject under all applicable federal or state laws or otherwise, and to promptly reimburse the Agents and any such persons upon written demand for any expenses (including reasonable fees and disbursements of counsel) incurred by the Agents or any of them in connection with investigating, preparing to defend or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission contained in the Registration Statement (or any amendment or supplement thereto), final Prospectus (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), the Holding Company Application or any blue sky application or other instrument or document executed by the Company or the Savings Bank or based upon written information supplied by the Company or the Savings Bank filed in any state or jurisdiction to register or qualify any or all of the Shares or to claim an exemption therefrom, or provided to any state or jurisdiction to exempt the Company as a broker-dealer or its officers, directors and employees as broker-dealers or agents, under the securities laws thereof (collectively, the "Blue Sky Application"), or any application or other document, advertisement, oral statement or communication ("Sales Information") prepared, made or executed by or on behalf of the Company or the Savings Bank based upon written or oral information furnished by or on behalf of the Company or the Savings Bank, whether or not filed in any jurisdiction, in order to qualify or register the Shares or to claim an exemption therefrom under the securities laws thereof;
(ii) arise out of or based upon the omission or alleged omission to state in any of the foregoing documents or information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), final Prospectus (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), any Blue Sky
Application or Sales Information or other documentation distributed in connection with the

Charles Webb & Company
Friedman, Billings, Ramsey & Co., Inc.
Page 36

Conversion; provided, however, that no indemnification is required under this paragraph (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statement or alleged untrue material statements in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Application, any Blue Sky Application or Sales Information made in reliance upon and in conformity with information furnished in writing to the Company or the Savings Bank by the Agents regarding the Agents, it being understood and agreed that the only such information furnished by the Agents consists of the information described as such in subsection (b) below.

    b. The Agents jointly and severally agree to indemnify and hold harmless the Company and the Savings Bank, each of their respective directors and officers and each person, if any, who controls either the Company or the Savings Bank within the meaning of Section 15 of the 1933 Act or Section
20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, which they, or any of them, may suffer or to which they, or any of them may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Company, the Savings Bank, and any such persons upon written demand for any expenses (including reasonable fees and disbursements of counsel) incurred by them, or any of them, in connection with investigating, preparing to defend or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto), or are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Agents' obligations under this Section 11.(b) shall exist only if and only to the extent (i) that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Registration Statement
(or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto) or the Conversion Application (or any amendment or supplement thereto), and Blue Sky Application or Sales Information in reliance upon and in conformity with information furnished in writing to the Company or the Savings Bank by the Agents regarding the Agents.

    c. Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an

Charles Webb & Company
Friedman, Billings, Ramsey & Co., Inc.
Page 37


indemnifying party shall not relieve it from any liability which it may have on account of this Section 11 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (and any special counsel that said firm may retain) for each indemnified party in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

    d. The agreements in this Section 11 and in Section 12 hereof and the representations and warranties of the Company and the Savings Bank set forth in this Agreement shall remain operative and in full force and effect regardless of: (i) any investigation made by or on behalf of the Agents or any officers, directors or controlling persons, agents or employees of the Agents or by or on behalf of the Company or the Savings Bank or any officers, directors or controlling persons, agents or employees of the Company or the Savings Bank; (ii) delivery of and payment hereunder for the Shares; or
(iii) any termination of this Agreement. To the extent applicable, the Company's and the Savings Bank's obligations under this Section 11 are subject to and limited by public policy and the provisions of applicable law, including the provisions of Section 23A.

    Section 12. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in
Section 11 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company, the Savings Bank or the Agents, as the case may be, the Company, the Savings Bank and the Agents shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding of any claims asserted, but after deducting any contribution received

Charles Webb & Company
Friedman, Billings, Ramsey & Co., Inc.
Page 38


by the Company, the Savings Bank or the Agents from persons other than the other party thereto, who may also be liable for contribution) in such proportion so that the Agents are responsible for that portion represented by the percentage that the fees paid to the Agents pursuant to Section 2 of this Agreement (not including expenses) bears to the gross proceeds received by the Company from the sale of the Shares in the Offering and the Company and the Savings Bank shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 11 above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Company and the Savings Bank on the one hand and Webb and/or FBR on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereto), but also the relative benefits received by the Company and the Savings Bank on the one hand and Webb and/or FBR on the other from the Offering (before deducting expenses). The relative benefits received by the Company and the Savings Bank on the one hand and Webb and/or FBR on the other shall be deemed to be in the same proportion as the total gross proceeds from the Offering received by the Company bear to the total fees (excluding expenses) received by the Agents. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission alleged omission to state a material fact relates to information supplied by the Company and/or the Savings Bank on the one hand or Webb and/or FBR on the other and the parties' relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Savings Bank and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 12. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof) referred to above in this Section 12 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that the Agents shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to the Agents under this Agreement. It is understood that the above stated limitation on the Agents' liability is essential to the Agents and that the Agents would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. The obligations of the Company and the Savings Bank under this Section 12 and under Section 11 shall be in addition to any liability which the Company and the Savings

Charles Webb & Company
Friedman, Billings, Ramsey & Co., Inc.
Page 39


Bank may otherwise have. For purposes of this Section 12 , each of the Agents', the Company's or the Savings Bank's officers and directors and each person, if any, who controls the Agents or the Company or the Savings Bank within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Agents, the Company or the Savings Bank. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 12, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 12. To the extent applicable, the Company's and Savings Bank's obligations under this Section 12 are subject to and limited by public policy and the provisions of applicable law, including the provision of Section 23A.
In no case shall the Agents be required to contribute any amount in excess of the fees received by the Agents pursuant to Section 2 of this Agreement.

    Section 13. SURVIVAL OF AGREEMENTS, REPRESENTATIONS AND INDEMNITIES. The respective indemnities and agreements of the Company, the Savings Bank and the Agents and the representations and warranties and other statements of the Company and the Savings Bank set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Agents, the Company, the Savings Bank or any controlling person referred to in
Section 11 hereof, and shall survive the issuance of the Shares, and any legal representative, successor or assign of the Agents, the Company, the Savings Bank, and any such controlling person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

    Section 14. TERMINATION. Either Webb or FBR may terminate its obligations under this Agreement by giving the notice indicated below in this Section 14 at any time after this Agreement becomes effective as follows:

    (a) In the event the Company fails to sell the required minimum number of Shares by the End Date, and in accordance with the provisions of the Plan or as required by the Conversion Regulations, and applicable law, this Agreement shall terminate upon refund by the Savings Bank to each person who has subscribed for or ordered any of the Shares the full amount which it may have received from such person, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other hereunder, except for payment by the Company and/or the Savings Bank to the Agents as set forth in Sections 2, 9, 11 and 12 hereof.

Charles Webb & Company
Friedman, Billings, Ramsey & Co., Inc.
Page 40


    (b) If any of the conditions specified in Section 10 shall not have been fulfilled when and as required by this Agreement, unless waived in writing, by the Closing Date, this Agreement and all of the Agents' obligations hereunder may be canceled by the Agents by notifying the Company and the Savings Bank of such cancellation as provided in Section 15 hereof in writing or by telegram at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 2, 9, 11 and 12 hereof.

    (c) If either Webb or FBR elects to terminate this Agreement with respect to it as provided in this Section 14, the Company and the Savings Bank shall be notified promptly by such Agent by telephone or telecopy, confirmed by letter.

    The Company and the Savings Bank may terminate this Agreement with respect to Webb or FBR in the event either Webb or FBR, respectively, is in material breach of the representation and warranties or covenants contained in Sections 5, 7 and 8 and such breach has not been cured after the Company and the Savings Bank have provided such Agent with notice of such breach.

    The Agents may terminate this Agreement with respect to the Company and the Savings Bank in the event either the Company or the Savings Bank, respectively, is in material breach of the representation and warranties or covenants contained in Sections 4, 4.(a) and 6 and such breach has not been cured after the Company and the Savings Bank have provided such Agent with notice of such breach.

    This Agreement may also be terminated by mutual written consent of the parties hereto.

    Section 15. NOTICES. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to Webb shall be mailed, delivered or telecopied and confirmed to Charles Webb & Company, 211 Bradenton, Dublin, Ohio 43017-5034, Attention: Patricia A. McJoynt (with a copy to Keating, Muething & Klekamp, 1800 Provident Tower, One East Fourth Street, Cincinnati, Ohio 45202, Attention: James R. Whitaker, Esquire) and, if sent to FBR shall be mailed, delivered or telecopied and confirmed to Friedman, Billings, Ramsey & Co., Inc., Potomac Tower, 1001 Nineteenth Street North, Arlington, Virginia 22209, Attention: James C. Neuhauser (with a copy to Keating, Muething & Klekamp, Attention: James R. Whitaker, Esquire) and, if sent to the Company and the Savings Bank, shall be mailed, delivered or telecopied and confirmed to the Company and the Savings Bank at 3002 Harrison Avenue, Cincinnati, Ohio 45211-5789, Attention: Michael P. Brennan, President and Chief Executive Officer (with a copy to Housley Kantarian & Bronstein P.C., Suite 700, 1220 19th Street, N.W., Washington, D.C. 20036, Attention: ____________________
________________, Esquire).

Charles Webb & Company
Friedman, Billings, Ramsey & Co., Inc.
Page 41


    Section 16. PARTIES. The Company and the Savings Bank shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of Webb or FBR, as the case may be, when the same shall have been given by any officer of either of the respective Agents. Webb and FBR shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Company or the Savings Bank, when the same shall have been given by any officer of either the Company or the Savings Bank. This Agreement shall inure solely to the benefit of, and shall be binding upon, Webb, FBR, the Company, the Savings Bank, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

    Section 17. ENTIRE AGREEMENT. It is understood and agreed that this Agreement is the exclusive agreement among the paries hereto, and supersedes any prior agreement among the parties (except for specific references herein to the Letter Agreement) and may not be varied except in writing signed by all the parties.

    Section 18. CLOSING. The closing for the sale of the Shares shall take place on the Closing Date at such location as mutually agreed upon by the Agents and the Company and the Savings Bank. At the closing, the Company and the Savings Bank shall deliver to the Agents in same day funds the commissions, fees and expenses due and owing to the Agents as set forth in Sections 2 and 9 hereof and the opinions and certificates required hereby and other documents deemed reasonably necessary by the Agents shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus.

    Section 19. PARTIAL INVALIDITY. In the event that any term, provision or covenant herein or the application thereof to any circumstance or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstances or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

    Section 20. CONSTRUCTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, except to the extent that federal law shall apply, without regard to principles of conflicts of laws. The Company and Savings Bank each hereby submits to the non-exclusive jurisdiction of the Federal and State courts in Hamilton County, Ohio in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Charles Webb & Company
Friedman, Billings, Ramsey & Co., Inc.
Page 42

    Section 21. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

Charles Webb & Company
Friedman, Billings, Ramsey & Co., Inc.
Page 43


    If the foregoing correctly sets forth the arrangement among the Company, the Savings Bank, Webb and FBR, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and Webb's and FBR's acceptance shall constitute a binding agreement.

                                       Very truly yours,

WESTWOOD HOMESTEAD FINANCIAL           WESTWOOD HOMESTEAD SAVINGS
CORPORATION                            BANK




By:                                    By:
    -----------------------                 -----------------------
    Michael P. Brennan                      Michael P. Brennan
    President and Chief                     President and Chief
    Executive Officer                       Executive Officer



Accepted as of the date first above written.


CHARLES WEBB & COMPANY                 FRIEDMAN, BILLINGS, RAMSEY & CO., INC.




By:                                    By:
    -----------------------                 -----------------------
    Patricia A. McJoynt                     James C. Neuhauser
    Executive Vice President                Senior Vice President

                                                                       EXHIBIT A

                       WESTWOOD HOMESTEAD FINANCIAL CORPORATION


                Up to ___________________ Shares (Anticipated Maximum)
                        (Par Value $______________ Per Share)

                             SELECTED DEALERS' AGREEMENT


                              ___________________, 1996


Gentlemen:

    We have agreed to assist Westwood Homestead Savings Bank, Cincinnati, Ohio, an Ohio chartered mutual savings bank (the "Savings Bank"), in connection with the offer and sale of up to _______________ shares of the common stock, par value $_________ per share ("Common Stock"), of Westwood Homestead Financial Corporation, Cincinnati, Ohio, an Indiana corporation (the "Company"), to be issued in connection with the conversion of the Savings Bank from the mutual to stock form of ownership pursuant to ___________________________ with respect to federal law and Ohio Revised Code Section 1161.111 and Ohio Administrative Code 1301:12-1-08 with respect to Ohio law. The total number of shares of Common stock to be offered may be decreased to a minimum of _____________ shares. The price per share has been fixed at $10.00. The Common Stock, the number of shares to be issued, and certain of the terms on which they are being offered, are more fully described in the enclosed Prospectus dated _____________, 1996 ("Prospectus"). In connection with the Conversion, the Company, on a best efforts basis, is offering for sale between $_______________ of shares and $_________________ of shares of the Common Stock ("Shares"), in a Subscription Offering (as defined in the Prospectus). Any Shares not sold in the Subscription Offering will be offered to the general public in the Community Offering (as defined in the Prospectus) giving preference to natural persons residing in the Local Community (as defined in the Prospectus).

    The Subscription and Community Offerings are being conducted under a plan of conversion, as amended ("Plan"), adopted by the Savings Bank's Board of Directors. Pursuant to the Plan, the Savings Bank intends to convert from an Ohio chartered mutual savings bank to an Ohio chartered stock savings bank and concurrently become the wholly-owned subsidiary of the Company ("Conversion"). The Subscription and Community Offerings are further being conducted in accordance with the regulations of the Ohio Superintendent and subject to the provisions contained in the Plan.

    The Common Stock is also being offered in accordance with the Plan by broker/dealers licensed by the National Association of Securities Dealers, Inc. ("NASD") which have been approved by the Savings Bank ("Approved Brokers").

    We are offering the Approved Brokers (of which you are one) the opportunity to participate in the solicitation of offers to buy the Common Stock and we will pay your a fee in the amount of ____ percent (____%) of the dollar amount of the Common Stock sold on behalf of the Company by you, as evidenced by the authorized designation of your firm on the order form or forms for payment therefor to the special account established by the Savings Bank for the purpose of holding such funds. It is understood, of course, that payment of your fee will be made only out of compensation received by us for the Common Stock sold on behalf of the Company by you, as evidenced in accordance with the preceding sentence. As soon as practicable after the closing date of the offering, We will remit to you, only out of our compensation as provided above, the fees to which you are entitled hereunder.

    Each order form for the purchase of Common Stock must set forth the identity and address of each person to whom the certificates for such Common Stock should be issued and delivered. Such order form also must clearly identify you firm in order for you to receive compensation. You shall instruct any subscriber who elects to send his order form to you to make any accompanying check payable to "Westwood Homestead Financial Corporation."

    This offer is made subject to the terms and conditions herein set forth and is made only to Approved Brokers who are members in good standing of the NASD who are to comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation With Respect to Free-Riding and Withholding and Section 24 of Article III of the NASD's Rules of Fair Practice.

    Orders for Common Stock will be subject to confirmation and we, acting on behalf of the Company and the Savings Bank, reserve the right in our unfettered discretion to reject any order in whole or in part, to accept or reject orders in the order of their receipt or otherwise, and to allot. Neither you nor any other person is authorized by the Company and the Savings Bank, or by us to give any information or make any representations other than those contained in the Prospectus in connection with the sale of any of the Common Stock. No Approved Broker is authorized to act as agent for us when soliciting offers to buy the Common Stock from the public or otherwise. No Approved Broker shall engage in any stabilizIng (as defined in Rule 10b-7 promulgated under the Securities Exchange Act of 1934) with respect to the Company's Common Stock during the offering.

    We and each Approved Broker assisting in selling Common Stock pursuant hereto agree to comply with the applicable requirements of the Securities Exchange Act of 1934 and applicable state rules and regulations. Each customer-carrying selected dealer that is not a $250,000 net capital reporting broker/dealer agrees that it will not use a sweep arrangement and that it will transmit all customer checks by noon of the next business day after receipt thereof. In addition, we and each selected dealer confirm that the Securities and Exchange Commission interprets Rule 15c2-8 promulgated under the Securities Exchange Act of 1934 as requiring that a Prospectus be supplied to each person who is expected to receive a confirmation of sale 48 hours prior to delivery of such person's order form.

    We and each Approved Broker further agree that to the extent that your customers desire to pay for shares with funds held by or to be deposited with us, in accordance with the interpretations of the Securities and Exchange Commission of Rule 15c2-4 promulgated under the Securities Exchange Act of 1934, either (a) upon receipt of an executed order form or direction to execute an order form on behalf of a customer to forward the offering price of the Common Stock ordered on or before noon of the next business day following receipt or execution of an order form by us to the Company for deposit in a segregated account or (b) to solicit indications of interest in which event (i) we will subsequently contact any customer indicating interest to confirm the interest and give instructions to execute and return an order form or to receive authorization to execute the order form on the customer's behalf, (ii) we will mail acknowledgments of receipt of orders to each customer confirming interest on the business day following such confirmation, (iii) we will debit accounts of such customers of the fifth business day ("Debit Date") following receipt of the confirmation referred to in (i), and (iv) we will forward complete order forms together with such funds to the Company on or before twelve noon on the next business day and each selected dealer acknowledges that if the procedure in (b) is adopted, our customers' funds are not required to be in their accounts until the Debit Date.

    Unless earlier terminated by us, this Agreement shall terminate upon the closing date of the Conversion. We may terminate this Agreement or any provisions hereof any time by written or telegraphic notice to you. Of course, our obligations hereunder are subject to the successful completion of the Conversion.

    You agree that at any time or times prior to the termination of this Agreement you will, upon our request, report to us the number of shares of Common Stock sold on behalf of the Company by you under this Agreement.

    We shall have full authority to take such actions as we may deem advisable in respect of all matters pertaining to the offering. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us in this Agreement.

    Upon application to us, we will inform you as to the states in which we believe the Common Stock has been qualified for sale under, or are exempt from the requirements of, the respective blue sky laws of such states, but we assume no responsibility or obligation as to your rights to sell Common Stock in any state.

    Additional copies of the Prospectus and any supplements thereto will be supplied in reasonable quantities upon request

    Any notice from us to you shall be deemed to have been duly given if mailed, telephoned, or telegraphed to you at the address to which this Agreement is mailed.

    This Agreement shall be construed in accordance with the laws of the State of Ohio.

    Please confirm your agreement hereto by signing and returning the confirmations accompanying this letter at once to us at Charles Webb & Company, 211 Bradenton, Dublin, Ohio 43017, and Friedman, Billings, Ramsey & Co., Inc., Potomac Tower, 1001 Nineteenth Street, North Arlington, Virginia 22209. The enclosed duplicate copy will evidence the agreement between us.

CHARLES WEBB & COMPANY                 FRIEDMAN, BILLINGS, RAMSEY
                                       & CO., INC.



By:                                    By:
    -----------------------                 -----------------------
    Patricia A. McJoynt                     James C. Neuhauser
    Executive Vice President                Senior Vice President


CONFIRMED AS OF:


                            , 1996
- ----------------------------


- ----------------------------
(Name of Dealer)

By:
    ------------------------


Its:
     -----------------------